UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2012

RENTECH, INC.

(Exact name of registrant as specified in its charter)

Colorado	1-15795	84-0957421
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California 90024

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On February 28, 2012, Rentech Nitrogen, LLC (the “Borrower”), paid off and terminated a $40 million bridge loan facility (the “Bridge Facility”) provided by Rentech, Inc. (the “Company”). The Bridge Facility was put in place on December 28, 2011 to fund certain costs related to the ammonia production and storage capacity expansion project currently being developed by the Borrower until longer term financing was secured. At the time of termination, the total amount outstanding on the Bridge Facility that was repaid was $5,860,000. Pursuant to the terms of the Bridge Facility, the Company credited $600,000 from the closing fee paid by Borrower at the time of execution of the Bridge Facility towards amounts due and owing under the Bridge Facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: March 2, 2012	By:	/s/ Colin M. Morris
Colin M. Morris
Senior Vice President, General Counsel and Secretary